EXHIBIT 10.13

CREDIT AGREEMENT
(364-Day Facility)

Dated as of July 15, 2008

Among

CATERPILLAR FINANCIAL SERVICES CORPORATION,
as Borrower

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Banks

and

SOCIETE GENERALE,
as Agent

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms
SECTION 1.02. Computation of Time Periods
SECTION 1.03. Accounting Terms
ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01. The Advances
SECTION 2.02. Making the Advances
SECTION 2.03. [Reserved.]
SECTION 2.04. Fees
SECTION 2.05. Reduction of the Commitments; Bank Additions
SECTION 2.06. Repayment of Advances
SECTION 2.07. Interest on Advances
SECTION 2.08. Interest Rate Determination
SECTION 2.09. Prepayments of Advances
SECTION 2.10. Increased Costs; Capital Adequacy; Illegality
SECTION 2.11. Payments and Computations
SECTION 2.12. Taxes
SECTION 2.13. Sharing of Payments, Etc
SECTION 2.14. Tax Forms
ARTICLE III CONDITIONS OF LENDING
SECTION 3.01. Conditions Precedent to Initial Advances
SECTION 3.02. Conditions Precedent to Each Borrowing
SECTION 3.03. Conditions Precedent to Certain Borrowings
ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrower
ARTICLE V COVENANTS OF THE BORROWER
SECTION 5.01. Affirmative Covenants
SECTION 5.02. Negative Covenants
SECTION 5.03. Financial Covenants
ARTICLE VI EVENTS OF DEFAULT
SECTION 6.01. Events of Default
ARTICLE VII THE AGENT
SECTION 7.01. Authorization and Action
SECTION 7.02. Agent’s Reliance, Etc.
SECTION 7.03. SG and Affiliates
SECTION 7.04. Bank Credit Decision
SECTION 7.05. Indemnification
SECTION 7.06. Successor Agent
ARTICLE VIII MISCELLANEOUS
SECTION 8.01. Amendments, Etc.
SECTION 8.02. Notices, Etc.
SECTION 8.03. No Waiver; Remedies
SECTION 8.04. Costs, Expenses and Taxes
SECTION 8.05. Right of Set-off
SECTION 8.06. Binding Effect
SECTION 8.07. Assignments and Participations
SECTION 8.08. Governing Law; Submission to Jurisdiction; Service of Process
SECTION 8.09. [Reserved]
SECTION 8.10. Execution in Counterparts
SECTION 8.11. Waiver of Jury Trial
SECTION 8.12. USA Patriot Act Notification
SECTION 8.13. Confidentiality

EXHIBITS

Exhibit A                      Form of Note

Exhibit B-1                   Notice of Borrowing

Exhibit B-2                   Notice of Bank Addition

Exhibit C-1                   Form of Assignment and Acceptance

Exhibit C-2                   Form of Assumption and Acceptance

Exhibit D                      Form of Opinion of Counsel for CFSC

Exhibit E                      Form of Opinion of Special New York Counsel to the Agent

Exhibit F                      Form of Compliance Certificate

CREDIT AGREEMENT
(364-Day Facility)

Dated as of July 15, 2008

Caterpillar Financial Services Corporation, a Delaware corporation (“CFSC” or the “Borrower”), the financial institutions listed on the signature pages hereof and those financial institutions that become “Added Banks” pursuant to Section 2.05(c), in each case together with their respective successors and assigns (the “Banks”), and Société Générale (“SG”), as agent (the “Agent”) for the Banks hereunder, agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accumulated Other Comprehensive Income” means for CFSC on any date of determination the aggregate amount, as such amount appears in CFSC’s financial statements, compiled in accordance with generally accepted accounting principles, of (x) CFSC’s translation adjustments related to its foreign currency transactions and (y) adjustments to the market value of CFSC’s derivative instruments, as such amounts are required to appear in CFSC’s financial statements pursuant to FASB 133.

“Added Bank” means any Bank which becomes a Bank hereunder, or whose Commitment is increased (to the extent of such increase), pursuant to an Assumption and Acceptance as provided in Section 2.05(c).

“Advance” means an advance by a Bank to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Advance, each of which shall be a “Type” of Advance.

“Adjusted LIBOR Rate” means, with respect to any Eurodollar Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate (the rate appearing on Reuters Screen LIBOR01 Page at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period) for such Interest Period multiplied by (b) the Statutory Reserve Rate (a fraction, the numerator of which is the number one and the denominator of which is the number one minus the Statutory Reserve Rate Percentage (expressed as a decimal)); provided, that if Reuters Screen LIBOR01 is not available to the Agent for any reason, the applicable Adjusted LIBOR Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

“Agreement” means this Credit Agreement (364-Day Facility) as it may from time to time be further amended, restated, supplemented or otherwise modified from time to time.

“Applicable Eurodollar Margin” has the meaning specified in Section 2.07(b).

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Bank and an assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C-1 hereto.

“Assumption and Acceptance” means an assumption and acceptance executed by an Added Bank and the Borrower, and accepted by the Agent, in accordance with Section 2.05(c) and in substantially the form of Exhibit C-2 hereto.

“Available Commitment” means, as to any Bank at any time, such Bank’s Commitment at such time minus the aggregate amount of such Bank’s outstanding Advances.

“Bank” has the meaning specified in the introductory paragraph hereof.  To the extent applicable, any reference to a Bank or the Banks includes a reference to its affiliate, branch or agency.

“Bank Addition” has the meaning specified in Section 2.05(c).

“Base Rate” means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

(a)           the rate of interest announced publicly by SG in New York, New York, from time to time, as SG’s base rate; and

(b)           1/2 of one percent above the Federal Funds Rate as in effect from time to time.

“Base Rate Advance” means an Advance which bears interest as provided in Section 2.07(a).

“Board of Directors” means either the board of directors of the Borrower or any duly authorized committee of that board.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made to the Borrower by each of the Banks pursuant to Section 2.01.

“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City or Chicago, Illinois, and (ii) if the applicable Business Day relates to any Eurodollar Advance, on which dealings are carried on in the London interbank market

“Caterpillar” means Caterpillar, Inc., a Delaware corporation.

“CFSC Consolidated Debt” means, as at any date, the aggregate Debt of CFSC and its Subsidiaries at such date excluding all obligations of CFSC (up to a maximum amount equal to 5% of CFSC’s total assets at such date) pursuant to guaranties of dealers’ obligations to the Dealer Capital Access Trust.

“CFSC Purchase Claims” means the outstanding liens on or claims against or in respect of CFSC’s accounts receivable arising out of the sale or securitization by CFSC of its accounts receivable.

“Change of Control” means that Caterpillar shall cease to own free and clear of all liens, claims, security interests or other encumbrances, 100% of the outstanding shares of voting stock of CFSC on a fully diluted basis.

 “Citibank Facilities” means each of (i) that certain Credit Agreement (Five Year Facility), dated as of September 21, 2006, among the Borrower, Caterpillar, Caterpillar Finance Corporation and Caterpillar International Finance Limited, as Borrowers thereunder, certain financial institutions party thereto, Citibank N.A. (“Citibank”), as agent for such financial institutions, The Bank of Tokyo Mitsubishi UFJ, Ltd. (“BTMU”), as Japan Local Currency Agent, and Citibank International plc, as Local Currency Agent, (ii) that certain Credit Agreement (364-Day Facility), dated as of September 20, 2007, among the Borrower, Caterpillar and Caterpillar Finance Corporation as Borrowers thereunder, the financial institutions party thereto, Citibank, as agent for such financial institutions, and BTMU, as Japan Local Currency Agent and (iii) that certain Credit Agreement (Five-Year Facility), dated as of September 20, 2007, among the Borrower, Caterpillar and Caterpillar Finance Corporation as Borrowers thereunder, certain financial institutions party thereto, Citibank, as agent for such financial institutions, and BTMU, as Japan Local Currency Agent, in each case, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Closing Date” means July 15, 2008.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, for each Bank, the obligation of such Bank to make Advances in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Commitment” heading on its signature page hereto, or on the signature page of the Assignment and Acceptance or Assumption and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement.

“Commitment Fee” has the meaning specified in Section 2.04.

“Commitment Fee Rate” means 0.20% per annum.

 “Consolidated Net Tangible Assets” means as of any particular time, for the Borrower, the aggregate amount of assets after deducting therefrom (a) all current liabilities, (b) any current liability which has been reclassified as a long-term liability because such liability by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (c) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means as at any date, (i) for Caterpillar, the stockholders’ equity (including preferred stock) of Caterpillar at such date, and (ii) for CFSC, the stockholders’ equity (including preferred stock but excluding Accumulated Other Comprehensive Income) of CFSC on such date.

“Credit Rating” means, at any time, the credit rating on the Borrower’s long-term senior unsecured debt then most recently publicly announced by either Moody’s or S&P, and “Credit Ratings” means such credit ratings from both Moody’s and S&P.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided, however, for purposes of Section 5.03(a) only, clause (vi) above shall include only those liabilities of the Borrower and all ERISA Affiliates for the Borrower’s then current fiscal year (and, if such liabilities are still outstanding, for prior fiscal years) to (a) all single employer plans (as defined in Section 4001(a)(15) of ERISA) to meet the minimum funding standard requirements of Section 412(a) of the Code (without regard to any waiver under Section 412(d) of the Code) and (b) all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) for all required contributions and payments.

“Defaulting Bank” has the meaning specified in Section 2.02(c).

“Dollars” and the sign “$” each means lawful money of the United States of America.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer” within the meaning of Section 4001 of ERISA.

“ERISA Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a “single employer” Plan during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate of the Borrower from a “multiemployer plan” as defined in Section 4001(a) of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Advance” means an Advance which bears interest as provided in Section 2.07(b).

“Events of Default” has the meaning specified in Section 6.01.

“Facility Termination Date” means the earlier to occur of (i) the Scheduled Termination Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Interest Expense” has the meaning specified in Section 5.03(b).

“Interest Period” means for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance, 30 days and (b) in the case of a Eurodollar Advance, 1, 2, 3 or 6 months, in each case as the Borrower may, in the Notice of Borrowing requesting such Advance, select; provided, however, that:

(i)  the duration of any Interest Period which would otherwise end after the Facility Termination Date shall end on the Facility Termination Date;

(ii)  Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and

(iii)  whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Lending Office” means, with respect to any Bank, the office of such Bank specified as such on its respective signature page hereto, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

“Leverage Ratio” has the meaning specified in Section 5.03(a).

“Majority Banks” means (i) at any time that there are fewer than three Banks, Banks holding 100% of the Commitments, or if the Commitments have been terminated, Banks holding 100% of the then aggregate unpaid principal amount of the Advances, (ii) at any time that there are three Banks, two Banks holding more than 66 2/3% of the Commitments, or if the Commitments have been terminated, two Banks holding more than 66 2/3% of the then aggregate unpaid principal amount of the Advances, and (iii) at any time that there are four or more Banks, Banks holding more than 50% of the Commitments, or if the Commitments have been terminated, Banks holding more than 50% of the then aggregate unpaid principal amount of the Advances.

 “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto, and if Moody’s ceases to issue ratings of the type described herein with respect to Persons generally, then the Borrower and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Note” has the meaning specified in Section 2.02(f).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Payment Office” means the principal office of SG in New York City, located on the date hereof at 1221 Avenue of the Americas, New York, New York 10020, or such other office of the Agent as shall be from time to time selected by it by written notice to the Borrower and the Banks.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate.

“Royal Bank” means Royal Bank of Canada.

 “Register” has the meaning specified in Section 8.07(c).

“Scheduled Termination Date” means July 14, 2009.

“SG” has the meaning set forth in the preamble to this Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, and if S&P ceases to issue ratings of the type described herein with respect to Persons generally, then the Borrower and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Statutory Reserve Rate Percentage” means for any date that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of Eurocurrency Liabilities having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

“Subsidiary” means (i) with respect to the Borrower, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Borrower or by one or more other Subsidiaries, or by the Borrower and one or more other Subsidiaries and (ii) with respect to Caterpillar, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Caterpillar or by one or more other Subsidiaries, or by Caterpillar and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Support Agreement” means that certain Support Agreement dated as of December 21, 1984, amended June 14, 1995, between Caterpillar and CFSC, as the same may be amended or modified in accordance with the terms of Section 5.02(c) and in effect from time to time.

“Total Commitment” means, at any time, the sum of all of the Banks’ Commitments at such time.

“Type”, when used in reference to any Advance, has the meaning specified in the definition of “Advance”.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56,115 Stat. 272 (2001), as amended.

SECTION 1.02. Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03. Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) and all references contained herein to generally accepted accounting principles shall mean United States generally accepted accounting principles.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances.  Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances in Dollars to the Borrower from time to time on any Business Day during the period from the Closing Date until the Facility Termination Date in a amount not to exceed such Bank’s Available Commitment at such time; provided, however, that at no time shall the amount of (i) the outstanding Advances exceed the Total Commitment or (ii) any Bank’s Advances exceed such Bank’s Commitment.  Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Available Commitments.  Within the limits of each Bank’s Commitment, the Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01.

SECTION 2.02. Making the Advances.

(a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing (in the case of a Borrowing comprised of Base Rate Advances), or not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing (in the case of a Borrowing comprised of Eurodollar Advances), by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by facsimile.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by facsimile, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) Interest Period for the Advances and (v) account to which the proceeds of such Borrowing shall be made available.  In the case of each proposed Borrowing, the Agent shall promptly notify each Bank of such Bank’s ratable share of such Borrowing based upon the Available Commitments of the Banks, and in the case of a proposed Borrowing comprised of Eurodollar Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07(b).  Each Bank shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available to the Agent at the Payment Office, in same day funds, such Bank’s ratable portion of such Borrowing.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such same day funds available to the account specified by the Borrower in the Notice of Borrowing.

(b) Each Notice of a Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a direct result of the failure of the Borrower, for any reason other than a default by such Bank, to borrow the requested Advances on the date specified in the Notice of Borrowing.  Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance to be made by such Bank times (ii) the number of days in the requested Interest Period, divided by 360 times (iii) the interest differential between the interest rate based on the Adjusted LIBOR Rate which would have applied to such Advance and the rate of interest which would apply if the Borrower had requested on the date of the requested Borrowing a Borrowing comprised of Advances of the same Type for a period equal to the requested Interest Period.  A certificate describing in reasonable detail the amount of such losses, costs and expenses, submitted to the Borrower and the Agent by such Bank, shall create a rebuttable presumption of such losses, costs or expenses.

(c) Unless the Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank (the “Defaulting Bank”) and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Defaulting Bank, the Federal Funds Rate.  If such Defaulting Bank shall repay to the Agent such corresponding amount, together with interest thereon as required in the immediately preceding sentence, such amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement and such Bank shall be entitled to all rights in respect of such Advance, including the right to receive interest from the date funds in connection therewith shall have been made available to the Borrower.  If the Borrower shall repay to the Agent such corresponding amount, such repayment shall not relieve the Defaulting Bank from its obligation to make its ratable portion of such Borrowing available to the Borrower.  Nothing contained herein shall impair the right of the Borrower to the performance by any Bank of such Bank’s obligations hereunder.  In the event that any Bank shall at any time fail to make its ratable portion of any Borrowing available to the Agent for disbursement to the Borrower, the Agent shall make inquiry of such Defaulting Bank as to the circumstances giving rise to such failure and shall promptly advise the Borrower of the response, if any, the Agent shall have received in connection with such inquiry; provided that no failure or delay on the part of the Agent to make such inquiry shall relieve the Borrower or the Defaulting Bank of its obligation to repay any amount made available by the Agent to the Borrower in anticipation of receiving such Defaulting Bank’s portion of such Borrowing.

(d) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.  Nothing contained herein shall impair the rights and remedies of the Borrower requesting any Borrowing against any Bank under applicable law as a result of such Bank’s failure to make the Advance to be made by it as part of such Borrowing.

(e) Any Bank may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an affiliate at the Bank; provided, however, no affiliate of any Bank shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement unless such Bank and such affiliate shall have executed and delivered, and the Agent shall have accepted, an Assignment and Acceptance in accordance with Section 8.07, and then such affiliate shall have rights and obligations hereunder only to the extent contemplated therein.

(f) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Advance made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.  The Agent shall also maintain accounts in which it will record (a) the amount of each Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Bank’s share thereof.  Entries recorded pursuant to the foregoing shall be prima facie evidence of the existence and amounts of the Borrower’s obligations; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay its obligations hereunder in accordance with their terms.  Any Bank may request that its Advances be evidenced by a promissory note in substantially the form of Exhibit A (a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Bank such Note payable to the order of such Bank.  Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Bank subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described above.

SECTION 2.03. [Reserved.]

SECTION 2.04. Fees.

(a) On the Closing Date the Borrower shall pay to each of SG and Royal Bank an upfront fee in the amount equal to the product of (i) 0.05%  and (ii) each of SG’s and Royal Bank’s respective Commitments.

(b) The Borrower shall pay to the Agent, for the account of each Bank, a fee (each a “Commitment Fee” and collectively, the “Commitment Fees”) calculated on a daily basis by multiplying the Commitment Fee Rate for each Bank by the excess of such Bank’s Commitment as in effect on such day over the outstanding Advances from such Bank on such day.  The Commitment Fee shall be payable quarterly in arrears, commencing on October 1, 2008, for the period commencing on the Closing Date and ending on September 30, 2008, inclusive, on the first Business Day of each calendar quarter thereafter for the period of the immediately preceding calendar quarter, and on the Facility Termination Date for the period since the last payment of Commitment Fees.

SECTION 2.05. Reduction of the Commitments; Bank Additions.  (a) The Borrower shall have the right, upon at least three (3) Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided that the aggregate amount of Commitments shall not be reduced to an amount which is less than the sum of the aggregate principal amount of the Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof.

(b)           [Reserved]

(c)           In the event that the amount of Total Commitments on the Closing Date is less than $500,000,000, the Borrower shall have the right, upon at least five (5) Business Days’ notice to the Agent, to add one or more bank or banks as new Banks hereunder, or to increase the Commitment of any existing Bank with such existing Bank’s consent, pursuant to the terms hereof (any such addition of a new Bank or increase in the Commitment of an existing Bank upon the request of the Borrower pursuant to this Section 2.05(c) being referred to as a “Bank Addition”); provided that (i) such proposed Bank, in the case of a bank not already a Bank hereunder, is acceptable to the Agent (the acceptance of the Agent not to be unreasonably withheld) and (ii) after giving effect to the proposed Bank Addition, the Total Commitment would not exceed $500,000,000.  Each notice of a proposed Bank Addition (a “Notice of Bank Addition”) shall be by facsimile, confirmed immediately in writing, in substantially the form of Exhibit B-2 hereto, specifying therein (i) the name and address of the proposed Added Bank, (ii) the date on which the Borrower wishes such Bank Addition to become effective and (iii) the amount of the Commitment such Added Bank would have hereunder after giving effect to such Bank Addition.  If the conditions set forth in the proviso contained in the first sentence of this Section 2.05(c) have been satisfied, the Agent shall forward to such Added Bank and the Borrower for execution by such Added Bank and the Borrower an Assumption and Acceptance.  The Added Bank shall, upon such execution, return the executed Assumption and Acceptance to the Agent, for the Agent’s acceptance thereof.

Upon such execution, delivery and acceptance, from and after the effective date specified in each Assumption and Acceptance, the Added Bank shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assumed by it pursuant to such Assumption and Acceptance and, in the case of a bank not previously a Bank hereunder, shall become a Bank hereunder.

By executing and delivering an Assumption and Acceptance, each Added Bank confirms to and agrees with each party hereto as follows:  (i) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption and Acceptance delivered to and accepted by it.  Such copies shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assumption and Acceptance executed by an Added Bank and the Borrower the Agent shall, if such Assumption and Acceptance has been completed and is in substantially the form of Exhibit C-2 hereto, (i) accept such Assumption and Acceptance, and (ii) give prompt notice thereof to the Borrower.  Within five (5) Business Days after receipt of such notice, if requested by an Added Bank, the Borrower, at its own expense, shall execute and deliver to the Agent a new Note or Notes to the order of such Added Bank.  Such new Note or Notes shall be dated the effective date of such Assumption and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(d)           If there are any Advances outstanding on the effective date of any Assumption and Acceptance, the Added Bank shall purchase from the other Banks such participations in such Advances as shall be necessary to cause such Added Bank to share ratably (based on the proportion that such Added Bank’s Commitment bears to the Total Commitment after giving effect to the Bank Addition) in each such Advance.  To purchase such participations, the Added Bank shall before 12:00 noon (New York City time) on the effective date of its Assumption and Acceptance, make available for the account of its Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Added Bank’s ratable portion (based on the proportion that such Added Bank’s Commitment (or the increase in such Added Bank’s Commitment, in the case of an Added Bank which is an existing Bank hereunder) bears to the Total Commitment after giving effect to the Bank Addition) of each Borrowing then outstanding, together with an amount equal to such ratable portion of the interest which has accrued to such date and remains unpaid on such Borrowing.  After the Agent’s receipt of such funds, the Agent will promptly make such same day funds available to the account of each Bank in an amount to such Bank’s ratable portion of such payment by the Added Bank.

SECTION 2.06. Repayment of Advances.  The Borrower shall repay the principal amount (or the portion thereof remaining after giving effect to any earlier partial prepayments thereof) of each Advance made to the Borrower by each Bank on the last day of the Interest Period for such Advance.

SECTION 2.07. Interest on Advances.  The Borrower shall pay interest on the unpaid principal amount of each Advance made to the Borrower by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Base Rate Advances.  If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Base Rate in effect from time to time payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment).

(b) Eurodollar Advances.  If such Advance is a Eurodollar Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Adjusted LIBOR Rate for such Interest Period plus the Applicable Eurodollar Margin, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.  “Applicable Eurodollar Margin” means, in respect of any Eurodollar Advance, a rate per annum equal to 0.75%; provided, however, that during any Interest Period when the aggregate outstanding amount of Advances for any Bank exceeds 50% of the amount of such Bank’s Commitment, the “Applicable Eurodollar Margin” for such Bank shall be a rate per annum equal to 0.85%.

(c) Post-Default Interest.  Upon the occurrence, and during the continuance, of any Event of Default, the unpaid principal amount of each Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Advance in accordance with subsection (a) or (b) above; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

SECTION 2.08. Interest Rate Determination.  The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or (b).

SECTION 2.09. Prepayments of Advances.  The Borrower may, upon at least two (2) Business Days’ notice to the Agent stating (i) the proposed date and aggregate principal amount of the prepayment and (ii) the Advances (which shall be part of the same Borrowing) to which such prepayment is to be applied, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of not less than $5,000,000 and in an integral multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Advance, the Borrower shall be obligated to reimburse the applicable Banks in respect thereof pursuant to Section 8.04(b).

SECTION 2.10. Increased Costs; Capital Adequacy; Illegality.  (a)  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Advances, then the Borrower shall from time to time, upon written demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.  A certificate describing in reasonable detail the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall create a rebuttable presumption of such increased cost.

(b)           If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or by any Person controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank’s Advances or commitment to lend hereunder, then, upon written demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank (or, if applicable, such Person controlling such Bank) in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank’s commitment to lend hereunder.  A certificate describing in reasonable detail such amounts submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error.

(c)           If any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, (i) Eurodollar Advances of such Bank to the Borrower then outstanding shall begin bearing interest at the Base Rate for the Interest Period selected by the Borrower in accordance with the procedures of Section 2.02(a), notwithstanding any prior election by the Borrower to the contrary, either (x) one Business Day after such notice, or (y) if such Bank may lawfully continue to maintain and fund such Advances at the applicable Adjusted LIBOR Rate to a later day during such Interest Period, on such later day (in which case the Borrower shall in addition reimburse such Bank for any resulting losses as provided in Section 8.04(b)) and (ii) the obligation of such Bank to make Eurodollar Advances shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and until such notification has been given, such Bank shall fund its Advance made in connection with each Borrowing comprised of Eurodollar Advances as a Base Rate Advance.

(d)           If the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the Adjusted LIBOR Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurodollar Advances for such Borrowing, the Agent shall so notify the Borrower, and the right of the requesting Borrower to select the Adjusted LIBOR Rate for such Borrowing, and the right of the Borrower to select the Adjusted LIBOR Rate for any subsequent Borrowing, shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance.

(e)           In the event that a Bank (an “Affected Bank”) demands payment from the Borrower at any time pursuant to subsection (a) or (b) of this Section 2.10, then from such time and for so long thereafter as such Bank remains an Affected Bank, the Borrower may either (1) terminate such Affected Bank’s Commitment hereunder or (2) replace such Affected Bank with another bank or banks acceptable to the Agent (the consent of the Agent not to be unreasonably withheld); provided that (i) no Event of Default has occurred and is continuing at such time, (ii) in the case of (2), the Affected Bank and the replacement bank(s) execute and deliver to the Agent an Assignment and Acceptance and such other documents, agreements and instruments as the Agent may reasonably require in order to effectuate the assumption by such replacement bank(s) of the Affected Bank’s obligations hereunder and (iii) the Affected Bank has been paid all amounts due to it hereunder.  In no event shall the replacement of an Affected Bank impair or otherwise affect the obligation of the Borrower to make the payments demanded by such Affected Bank pursuant to this Section 2.10 and, if applicable, Section 8.04(b).

SECTION 2.11. Payments and Computations.

(a) The Borrower shall make each payment hereunder and under the Notes, without set-off, deduction, or counterclaim, not later than 11:00 A.M. (New York City time) on the day when due to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office in New York City.  The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) to the applicable Banks for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) All computations of interest based on the Base Rate determined pursuant to clause (a) of the definition thereof shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be; and all computations of interest based on the Adjusted LIBOR Rate or the Federal Funds Rate, and all computations of the Commitment Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Fees are payable.  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such contraction of time shall in such case reduce the days included in the computation of payment of interest.

(d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.12. Taxes.  (a)  Any and all payments by the Borrower hereunder or under each of the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)           In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”).

(c)           The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

(d)           Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, a copy of a receipt evidencing payment thereof; provided, however, that such copy shall be furnished solely for the purpose of enabling the Agent to verify the payment of such Taxes by the Borrower as required above.  If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that if any Bank or the Agent, as a recipient of payments called for hereunder, shall be exempt from or entitled to a reduced rate of any Taxes, particularly those imposed by way of withholding, whether by virtue of the provisions of a relevant treaty or otherwise, it shall be incumbent upon such Bank or the Agent to (a) so inform the Borrower, (b) furnish to the Borrower whatever certification or other documentation may be required by law or regulation to establish such exemption or reduced rate, and (c) cooperate with the Borrower in any and all other respects to the extent necessary to establish such exemption or eligibility for reduced rate.

(e)           Any Bank whose Advances have resulted in the imposition of Taxes shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Bank, such steps would be disadvantageous to such Bank.

(f)           Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes.

SECTION 2.13. Sharing of Payments, Etc.  If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Sections 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith notify the Agent thereof and purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.14. Tax Forms.  Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent, on or before the Closing Date (or in the case of any Person becoming a Bank hereunder pursuant to Section 2.05(c) or Section 8.07, on or before the date of acceptance by the Agent of the applicable Assumption and Acceptance or Assignment and Acceptance), duly completed and signed copies of either Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank at any Lending Office designated by such Bank, including fees, under this Agreement) or Form W-8ECI (relating to all amounts to be received by such Bank at any Lending Office designated by such Bank, including fees, under this Agreement) of the United States Internal Revenue Service and Form W-8BEN (relating to the foreign status exemption from United States federal income tax backup withholding), or, in any such case, such successor forms as shall be adopted from time to time by the relevant United States taxing authorities.  Thereafter and from time to time, each such Bank shall, to the extent it may lawfully do so, submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower or the Agent from such Bank and (ii) required under then-current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by such Bank at any Lending Office designated by such Bank, including fees, under this Agreement.  Upon the request of the Borrower or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent a certificate to the effect that it is such a United States person.  If any Bank determines that it is unable to submit to the Borrower and the Agent any form or certificate that such Bank is obligated to submit pursuant to this Section 2.14, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted, such Bank shall promptly notify the Borrower and the Agent of such fact.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Initial Advances.  The obligation of each Bank to make its initial Advance on or after the Closing Date is subject to the condition precedent that the Agent shall have received the following on or before the Closing Date, each dated the Closing Date, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

(a) A fully executed copy of this Agreement.

(b) Certified copy of the resolutions of the Board of Directors of the Borrower evidencing corporate authority to execute and deliver this Agreement, the Notes and the other documents to be delivered hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other documents to be delivered hereunder.

(c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

(d) A favorable opinion of counsel for the Borrower, given upon its express instructions, substantially in the form of Exhibit D hereto.

(e) A favorable opinion of Sidley Austin LLP, counsel for the Agent, given upon the Agent’s express instructions, substantially in the form of Exhibit E hereto.

In addition, the obligation of each Bank requesting Notes to make its initial Advance is subject to the further condition precedent that the Agent shall have received, on or before the day of the initial Borrowing, the Notes dated the Closing Date and payable to the order of such Bank.

SECTION 3.02. Conditions Precedent to Each Borrowing.  The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(i) The representations and warranties contained in Section 4.01 (excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default; and

(b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

SECTION 3.03. Conditions Precedent to Certain Borrowings.  The obligation of each Bank to make that portion of an Advance on the occasion of any Borrowing which would increase the aggregate outstanding amount of Advances owing to such Bank over the aggregate amount of such Advances outstanding immediately prior to the making of such Advance shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):  (i) the representations and warranties contained in subsection (f) of Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default with respect to the Borrower but for the requirement that notice be given or time elapse or both.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.  The Borrower represents and warrants as of the Closing Date and on each date specified in Article III, as follows:

(a) Organization; Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify may materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under this Agreement and its Notes.

(b) Authority; No Conflict.  The execution, delivery and performance by the Borrower of this Agreement and its Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

(c) Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or its Notes.

(d) Execution; Enforceability.  This Agreement has been duly executed and delivered by a duly authorized officer of the Borrower.  Upon execution of this Agreement by the Agent and when the Agent shall have been notified by each Bank that such Bank has executed this Agreement, this Agreement will be, and the Borrower’s Notes when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(e) Accuracy of Information; Material Adverse Change.  The balance sheets of the Borrower and its Subsidiaries as at December 31, 2007, and March 31, 2008, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year and three month period, respectively, then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for such periods, all in accordance with generally accepted accounting principles consistently applied.  Since December 31, 2007, there has been no material adverse change in such condition or operations.

(f) Litigation; Loss Contingencies.  There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement or any Note or which may materially adversely affect the ability of the Borrower to perform its obligations under this Agreement and its Notes.

(g) Margin Stock.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h) ERISA.  Each Plan of the Borrower is in substantial compliance with ERISA, the Code and regulations thereunder.  No Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code.  Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event.  Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan.  Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment.  Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

(i) Taxes; Assessments.  The Borrower has paid or discharged, or caused to be paid or discharged, before the same shall have become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Borrower or any Subsidiary of the Borrower or upon the income, profits or property of the Borrower or any Subsidiary of the Borrower, other than such taxes, assessments and governmental charges the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

(j) Not an Investment Company.  Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.  So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

(a) Corporate Existence, Etc.  Subject to Section 5.02(b), do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower shall not be required to preserve any such right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Banks.

(b) Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which may materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under this Agreement and its Notes.

(c) Maintenance of Properties.  Cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary of the Borrower and not disadvantageous in any material respect to the Banks.

(d) Payment of Taxes and Other Claims.  Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any of its Subsidiaries or upon the income, profits or property of the Borrower or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

(e) Use of Proceeds.  Use all proceeds of Advances solely for general corporate purposes, including, but not limited to, repaying or prepaying Advances in accordance with the terms of this Agreement.

(f) Reporting Requirements.  Furnish to the Banks:

(i) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and a consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

(ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing consolidated financial statements of the Borrower and its Subsidiaries for such year, certified (A) in a manner acceptable to the Majority Banks by PricewaterhouseCoopers L.L.P. or other independent public accountants acceptable to the Majority Banks and (B) as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all rules and regulations enacted under or in connection therewith;

(iii) together with each delivery of any financial statements pursuant to clauses (i) and (ii) above, a Compliance Certificate in substantially the form of Exhibit F hereto, as applicable, demonstrating in reasonable detail compliance as at the end of the applicable accounting periods with the covenants contained in Section 5.03.

(iv) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

(v) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements (without exhibits) which the Borrower or any of its Subsidiaries (without duplication) files with the Securities and Exchange Commission or any national securities exchange, in each case without duplication of materials furnished to the Banks pursuant to clauses (i) or (ii) of this subsection (f);

(vi) promptly after the written request of the Agent or any Bank, copies of all reports and notices which the Borrower or any Subsidiary of the Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any Subsidiary of the Borrower receives from any such Person;

(vii) promptly after (A) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower or any of its material property, or (B) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, in each case which the Borrower reasonably believes is likely to be resolved against the Borrower and, if so resolved against the Borrower, is reasonably anticipated by the Borrower to materially adversely affect (x) the financial condition of the Borrower and its consolidated Subsidiaries taken as a whole or (y) the ability of the Borrower to perform its obligations under this Agreement and its Notes (without duplication of notices furnished to the Banks pursuant to clause (v) of this subsection (f));

(viii) promptly after (A) the occurrence thereof, notice that (1) an ERISA Termination Event or a “prohibited transaction,” as such term is defined in Section 4975 of the Code, with respect to any Plan of the Borrower has occurred, which such notice shall specify the nature thereof and the Borrower’s proposed response thereto, (2) the Borrower or an ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code and (3) the plan administrator of any Plan has applied under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code, together with copies of such waiver application, and (B) actual knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan;

(ix) (A) on the Closing Date, the then Credit Ratings for the Borrower from S&P and Moody’s and (B) within two (2) Business Days after the Borrower receives notice from S&P or Moody’s of a change in the Borrower’s Credit Ratings, the Borrower’s revised Credit Ratings (or, if applicable, notice that a Credit Rating will no longer be received from such rating service); and

(x) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request in writing with an indication of the reason for such request.

Financial statements and other documents required to be furnished pursuant to Section 5.01(f)(i) or (ii) (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been furnished on the date on which (i) the Borrower posts such financial statements or other documents, or provides a link thereto, on the Borrower’s website on the Internet, or (ii) such financial statements or other documents are posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent or the Securities and Exchange Commission’s website located at http://www.sec.gov/edgar/searchedgar/webusers.htm).

SECTION 5.02. Negative Covenants.  So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

(a) Liens, Etc.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance of any kind, (excluding CFSC Purchase Claims, to the extent that such CFSC Purchase Claims could be deemed to constitute liens or security interests), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income (excluding any assignment of accounts receivable arising out of or in connection with the sale or securitization by CFSC or any Subsidiary of its accounts receivable giving rise to CFSC Purchase Claims), in each case to secure or provide for the payment of any Debt of any Person, if the aggregate amount of the Debt so secured (or for which payment has been provided) would at any time exceed an amount equal to 10% of Consolidated Net Tangible Assets of the Borrower.

(b) Mergers, Etc.  (i)  Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or (iii) together with one or more of its consolidated Subsidiaries, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its consolidated Subsidiaries (whether now owned or hereafter acquired) to any Person; except that any Subsidiary of the Borrower may merge or consolidate with or into, or transfer assets to, or acquire assets of, the Borrower or any other Subsidiary of the Borrower and except that any Subsidiary of the Borrower may merge into or transfer assets to the Borrower and the Borrower may merge with, and any Subsidiary of the Borrower may merge or consolidate with or into, any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, would exist and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

(c) Support Agreement.  Terminate, or make any amendment or modification to, the Support Agreement which, in the determination of the Agent, adversely affects the Banks’ interests pursuant to this Agreement, without giving the Agent and the Banks at least thirty (30) days prior written notice and obtaining the written consent of the Majority Banks.

SECTION 5.03. Financial Covenants.  So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

(a) Ratio of CFSC Consolidated Debt to Consolidated Net Worth.

(i) Maintain at all times a ratio (the “Leverage Ratio”) of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth of not greater than 8.50 to 1.  For purposes of this subsection (i), the Leverage Ratio at any time shall be equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months.

(ii) Maintain a Leverage Ratio of not greater than 8.50 to 1 on each December 31, commencing December 31, 2008.  For purposes of this subsection (ii), the Leverage Ratio shall be the ratio of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth on the date for which computed.

(b) Interest Coverage Ratio.  Maintain a ratio of (i) earnings of the Borrower before income taxes and “Interest Expense” (as defined below) to (ii) Interest Expense, in each case calculated for the fiscal quarter then most recently ended for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles, of not less than 1.15 to 1 for each fiscal quarter.  “Interest Expense” means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, on Debt of the Borrower and its Subsidiaries determined on a consolidated basis for such period (including imputed interest on any capital lease of the Borrower or its Subsidiaries) in accordance with generally accepted accounting principles.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing with respect to the Borrower:

(a) The Borrower shall fail to pay (i) any principal of any of the Advances when the same becomes due and payable, or (ii) any interest on any of the Advances, or any Commitment Fee, other fee or other amount payable by it hereunder by the later of (A) five (5) Business Days after such item has become due and (B) two (2) Business Days after receipt of written notice from the Agent that such item has become due; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(c) The Borrower shall fail to perform or observe (i) any covenant or agreement made by it contained in subsection (a) or (f)(iv) of Section 5.01 or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been received by the Borrower; or

(d) Any of the following shall occur:

(i) the Borrower or any Subsidiary of the Borrower shall fail to pay any principal of, premium or interest on, or other amount owing in respect of any of its Debt which is outstanding in a principal amount of at least $35,000,000 in the aggregate, but excluding Debt consisting of the Borrower’s obligations hereunder when due, (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or

(ii) the Borrower or any Subsidiary of the Borrower shall fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Debt which is outstanding in a principal amount of at least $35,000,000 in the aggregate (but excluding Debt consisting of the Borrower’s obligations hereunder), when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt or such Debt has been accelerated and such acceleration has not been rescinded, or

(iii) any amount of Debt in excess of $35,000,000 in the aggregate shall be required to be prepaid, defeased, purchased or otherwise acquired by the Borrower or any Subsidiary of the Borrower, other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or

(iv) any “Event of Default” shall occur with respect to the Borrower or Caterpillar under any of the Citibank Facilities, or

(e)   (i)           the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or an officer or other authorized representative of the Borrower or such Subsidiary shall admit in writing the Borrower’s or such Subsidiary’s inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against the Borrower or any of its Subsidiaries and either an order for relief against the Borrower or such Subsidiary is entered in such proceeding or such proceeding is not dismissed within forty-five (45) days; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e)(i); or

(ii)           Caterpillar or any of its Subsidiaries shall generally not pay its debts as such debts become due, or an officer or other authorized representative of Caterpillar or such Subsidiary shall admit in writing Caterpillar’s or such Subsidiary’s inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by Caterpillar or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against Caterpillar or any of its Subsidiaries and either an order for relief against Caterpillar or such Subsidiary is entered in such proceeding or such proceeding is not dismissed within forty-five (45) days; or Caterpillar or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e)(ii);

provided, however, that the filing of one or more of the proceedings and/or the occurrence of one or more of the other events described in this Section 6.01(e) with respect to Elektrocieplownia Starachowice Sp. z o.o., Przedsiebiorstwo Energetyki Cieplnej “Bugaj” Sp. z o.o.,  Necoles Investments, B.V. or Caterpillar Power Ventures Europe, B.V. shall not constitute an Event of Default; or

(f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) (i) A Plan of the Borrower shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or (ii) an ERISA Termination Event shall have occurred with respect to the Borrower or the Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iii) the Borrower or an ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, or (iv) the Borrower or an ERISA Affiliate shall fail to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment, or (v) the Borrower or an ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a material adverse effect upon the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole;

(h) A Change of Control shall occur; or

(i) The Support Agreement shall for any reason fail to be in full force and effect, or any action shall be taken by the Borrower to discontinue or to assert the invalidity or unenforceability of the Support Agreement, or CFSC shall fail to comply with any of the terms or provisions of the Support Agreement; or

(j) Caterpillar shall fail at any time to have a Consolidated Net Worth equal to or greater than 75% of its Consolidated Net Worth as of the prior year-end, and such failure shall remain unremedied for 30 days after written notice thereof shall have been given by any Bank or the Agent to the Borrower;

then, and in any such event, the Agent (x) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to the Borrower to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Advances to the Borrower, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, upon the occurrence of any Event of Default with respect to the Borrower described in Section 6.01(e)(i), (A) the obligation of each Bank to make Advances to the Borrower shall automatically be terminated and (B) the Advances to the Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENT

SECTION 7.01. Authorization and Action.  Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances or any other amounts due hereunder), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or in the case of actions that require the consent of all of the Banks hereunder, all of the Banks), and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.  The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. Agent’s Reliance, Etc.  Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Agent:  (i) may treat the Bank that made any Advance as the holder thereof until the Agent receives and accepts an Assignment and Acceptance providing for the assignment thereof, in accordance with Section 8.07, or receives other written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement (other than delivery to the Agent of the items required by Section 3.01) on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution (other than its due execution and delivery), legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or electronic communication) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. SG and Affiliates.  With respect to its Commitment, the Advances made by it and any Notes issued to it, SG shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include SG in its individual capacity.  SG and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if SG were not the Agent and without any duty to account therefor to the Banks.

SECTION 7.04. Bank Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification.  The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then held by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share (determined as specified in the first sentence of this Section 7.05) of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

SECTION 7.06. Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks.  Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.  Provided that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, any successor Agent appointed by the Majority Banks or by the retiring Agent shall have received the prior approval of the Borrower (which approval shall not be unreasonably withheld).  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc.  No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:  (a) waive any of the conditions specified in Section 3.01, 3.02, or 3.03 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitments of the Banks (other than pursuant to Section 2.05(c)) or subject the Banks to any additional obligations, (c) reduce or forgive the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the definition of “Majority Banks” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks, or any of them, to take any action hereunder, or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Borrower and the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

SECTION 8.02. Notices, Etc.  (a) Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile or electronic communication) and mailed, faxed or delivered, if to Borrower, at 2120 West End Avenue, Nashville, Tennessee 37203-0001, facsimile No. (615) 341-8596, Attention:  Treasurer; if to any Bank, at its Lending Office; and if to the Agent, at its address at 480 Washington Blvd., 20th Floor, Jersey City, New Jersey 07310, facsimile No. (201) 839-8118, Attention:  Carmen Espinal, Deal Administrator; with a copy to 480 Washington Blvd., 20th Floor, Jersey City, New Jersey 07310, facsimile No. (201) 839-8118, Attention:  Nadira Tiwari, Portfolio Administrator; with a copy to 190 South LaSalle Street, Suite 3850, Chicago, Illinois 60603, facsimile No. (312) 894-6201, Attention: Eric Siebert; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall be deemed to have been given three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed), upon receipt of a facsimile confirmation or when delivered in person or by courier service, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

(b)  The Borrower hereby agrees that it will provide to the Agent (unless otherwise agreed to by the Agent) all information, documents and other materials that it is obligated to furnish to the Agent or the Banks, as applicable, pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for an extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to eric.siebert@sgcib.com with a copy to carmen.espinal@sgcib.com.  In addition, the Borrower agrees to continue to provide the Communications to the Agent in the manner otherwise specified in this Agreement but only to the extent requested by the Agent.

(c)  The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of Section 8.02.  Each Bank agrees that the receipt of the Communications by such Bank at its e-mail address (as provided in the next sentence) shall constitute effective delivery of the Communications to such Bank for purposes of Section 8.02.  Each Bank agrees to notify the  Agent in writing (including by electronic communication) from time to time of such Bank’s e-mail address(es) to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address(es); provided that (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 8.03. No Waiver; Remedies.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs, Expenses and Taxes.  (a) The Borrower agrees to pay on written demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to their rights and responsibilities under this Agreement.  The Borrower agrees to pay all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Banks), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder.  .

(b)           If any payment of principal of any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Banks receive payments from an Added Bank in connection with the purchase of a participation in Eurodollar Advances by such Added Bank pursuant to Section 2.05(d), the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts as such Bank shall reasonably determine in good faith to be required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment.  Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance paid by the Borrower or the amount of the participation purchased by such Added Bank, as the case may be, times (ii) the number of days remaining in the Interest Period applicable to such Advance, divided by 360, times (iii) the interest differential between the interest rate applicable to such Advance and the rate of interest which would apply on an Advance to the Borrower of the same Type requested on the date of such payment by the Borrower for an Interest Period which most nearly approximates the remaining term of the Interest Period applicable to the Advance paid by the Borrower.  A certificate describing in reasonable detail the amount of such losses, costs and expenses, and specifying therein the Type of loan in reference to which such Bank shall have made its calculations thereof (the “Reference Investment”), submitted to the Borrower and the Agent by such Bank, shall create a rebuttable presumption of the rate applicable to the Reference Investment identified therein.  In making any determination under this Section 8.04(b), each Bank shall use reasonable efforts to minimize the amount payable by the Borrower hereunder to such Bank, provided that such action does not result in any additional cost, loss or expense for such Bank and is not otherwise disadvantageous to such Bank.

(c)           The Borrower agrees to indemnify and hold harmless each of the Agent, each Bank, and each of their directors, officers and employees from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel and reasonable allocated costs and expenses of in-house counsel) which may be incurred by or asserted against the Agent, such Bank, or any such director, officer or employee in connection with or arising out of any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by the Borrower, whether or not the Agent, such Bank, or any such director, officer or employee is a party to such transactions or (ii) related to the Borrower’s entering into this Agreement, or to any actions or omissions of the Borrower, any of its Subsidiaries or affiliates or any of its or their respective officers, directors or employees in connection therewith.  The Borrower shall not be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses (x) arising out of the gross negligence or willful misconduct of such indemnified Person or (y) that result from the violation by such indemnified Person of any law, regulation, ordinance, or judicial or governmental agency order.

SECTION 8.05. Right of Set-off.  Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances to the Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.  Each Bank agrees to immediately notify the Borrower by facsimile after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

SECTION 8.06. Binding Effect.  This Agreement shall be deemed to have become effective as of July 15, 2008 when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Banks.

SECTION 8.07. Assignments and Participations.

(a) (i)   Each Bank may, upon not less than two (2) Business Days prior notice to the Agent, assign to one or more of such Bank’s affiliates or to one or more other Banks (or to any affiliate of such Bank) all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated) and (B) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

(ii)           In addition, each Bank may, with the written consent of each of the Agent and the Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more banks (other than Banks and their affiliates, assignments to which shall be governed by Section 8.07(a)(i) above) or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it); provided, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated) and (B) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

(iii)           Upon such execution, delivery and acceptance of any such Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto and thereto).

(b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

(c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be prima facie evidence of such matters, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes, if any, subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrower.  Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note a new Note, if requested, to the order of such assignee and, if the assigning Bank has retained a Commitment hereunder and requested a new Note, a new Note to the order of the assigning Bank.  Such new Note or Notes, if requested, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes, if any, held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower, the other Banks and the Agent for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.

(f) Notwithstanding any other provision set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

SECTION 8.08. Governing Law; Submission to Jurisdiction; Service of Process.

(a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each of the Agent, each Bank and the Borrower hereby (i) irrevocably submits to the jurisdiction of any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court) in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such federal court; (ii) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; and (iii) agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing or delivery of a copy of such process to the Borrower at its address specified in Section 8.02.

(c) Nothing in this Section 8.08 shall affect the right of the Borrower, the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Borrower, the Agent or any Bank to bring any action or proceeding against any other party hereto or any property of any other party hereto in the courts of any other jurisdictions.

SECTION 8.09. [Reserved].

SECTION 8.10. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.11. Waiver of Jury Trial.  THE BORROWER, THE AGENT AND EACH BANK IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY NOTE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

SECTION 8.12. USA Patriot Act Notification.  The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  Accordingly, when the Borrower opens an account, the Agent and the Banks will ask for the Borrower's name, tax identification number (if applicable), business address, and other information that will allow the Agent and the Banks to identify the Borrower.  The Agent and the Banks may also ask to see the Borrower's legal organizational documents or other identifying documents.

SECTION 8.13. Confidentiality.  Each of the Agent and each Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other document related to or executed in connection herewith or therewith or any action or proceeding relating to this Agreement or any other document related to or executed in connection herewith or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its respective obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Bank or any of their respective affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its respective Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent and any Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By: /s/ David A. Kacynski
      Name: David A. Kacynski
Title: Treasurer

Signature Page to Credit Agreement
(364-Day Facility)

SOCIETE GENERALE, as Agent

By: /s/ Eric E.O. Siebert, Jr.
      Name: Eric E.O. Siebert, Jr.
Title: Managing Director

Signature Page to Credit Agreement
(364-Day Facility)

Banks

COMMITMENT

$200,000,000	SOCIÉTÉ GÉNÉRALE

By: /s/ Eric E.O. Siebert, Jr.
Name: Eric E.O. Siebert, Jr.
Title: Managing Director

Lending Office:

SOCIETE GENERALE
480 Washington Blvd., 20th Floor
Jersey City, New Jersey 07310
Attention:  Carmen Espinal, Deal Administrator
Phone:           (201) 839-8451
Fax:               (201) 839-8118

Signature Page to Credit Agreement
(364-Day Facility)

COMMITMENT

$100,000,000                                                  ROYAL BANK OF CANADA

By: /s/ Meredith Majesty
Name: Meredith Majesty
Title: Authorized Signatory

Lending Office:

ROYAL BANK OF CANADA
One Liberty Plaza, 4th Floor
New York, New York 10006
Attention:  Manager, Loan Administration
Phone:            (212) 428-6322
Fax:                (212) 428-2372

TOTAL COMMITMENT

$300,000,000

Signature Page to Credit Agreement
(364-Day Facility)

EXHIBIT A

FORM OF NOTE

Dated:  __________, 200_

FOR VALUE RECEIVED, the undersigned (the “Borrower”), HEREBY PROMISES TO PAY to the order of
_________________________________________________________________

_________________________________________________________________

________________________________ (the “Bank”) the principal amount of each Advance (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below) on the last day of the Interest Period (as defined in the Credit Agreement) occurring on or prior to the Scheduled Termination Date (as defined in the Credit Agreement) for such Advance.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable to the office of the Agent specified pursuant to the Credit Agreement, in same day funds.  Each Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (364-Day Facility) dated as of July 15, 2008, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, the Bank and certain other banks parties thereto, and Société Générale, as Agent for the Bank and such other banks.  The Credit Agreement, among other things, (i) provides for the making of advances (the “Advances”) by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Bank’s Commitment (as defined in the Credit Agreement) at such time, the indebtedness of the Borrower resulting from each such Advance to the Borrower being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Title:

ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Amount of Advance	Maturity of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B-1

NOTICE OF BORROWING

SOCIETE GENERALE, as Agent
for the Banks parties
to the Credit Agreement
referred to below
480 Washington Blvd. 20th Floor

Jersey City, NJ 07310
Attention: Carmen Espinal, Deal Administrator

SOCIETE GENERALE
190 South LaSalle Street, Suite 3850
Chicago, Illinois 60603
Attention: Eric Siebert

Ladies and Gentlemen:

The undersigned, Caterpillar Financial Services Corporation, refers to the Credit Agreement (364-Day Facility) dated as of July 15, 2008, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, and Société Générale, as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is __________, 200_.

(ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Advances].

(iii) The aggregate amount of the Proposed Borrowing is $__________.

(iv) The Interest Period for each Advance made as part of the Proposed Borrowing is [30 days] [_____ month[s]].

(v) The proceeds of the Proposed Borrowing should be remitted in same day funds to [Account Number, Bank Name, Account Name, ______].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]1 [(excluding those contained in the second sentence of subsection (e) thereof)]2 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Very truly yours,

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
      Title:

1           To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.

2           To be included in Notices of Borrowing pursuant to Section 3.03.

EXHIBIT B-2
NOTICE OF BANK ADDITION

SOCIETE GENERALE, as Agent
for the Banks parties
to the Credit Agreement
referred to below
480 Washington Blvd. 20th Floor

Jersey City, NJ 07310
Attention: Carmen Espinal, Deal Administrator

SOCIETE GENERALE
190 South LaSalle Street, Suite 3850
Chicago, Illinois 60603
Attention: Eric Siebert
Ladies and Gentlemen:

The undersigned, Caterpillar Financial Services Corporation (the “Borrower”), refer to the Credit Agreement (364-Day Facility) dated as of July 15, 2008, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, certain Banks parties thereto and Société Générale, as Agent for said Banks, and hereby give you notice, pursuant to Section 2.05(c) of the Credit Agreement that the Borrower request a Bank Addition, and in that connection set forth below the information relating to such proposed Bank Addition (the “Proposed Bank Addition”) as required by Section 2.05(c) of the Credit Agreement:

(i) The Business Day of the Proposed Bank Addition is ________, 200_.

(ii) The name and address of the proposed Added Bank are as follows:

        ______________________________
        ______________________________
        ______________________________

(iii) The amount of the Commitment of the proposed Added Bank, after giving effect to the Proposed Bank Addition, would be $__________.

Very truly yours,

CATERPILLAR FINANCIAL SERVICES
CORPORATION

By: ______________________________
       Title:

EXHIBIT C-1

ASSIGNMENT AND ACCEPTANCE

Dated _______________, 200_

Reference is made to the Credit Agreement (364-Day Facility) dated as of July 15, 2008, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Financial Services Corporation (the “Borrower”), the Banks (as defined in the Credit Agreement), and Société Générale, as Agent for the Banks (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

_____________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in (i) the Assignor’s Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) are in the dollar amounts specified as the Assignor’s Commitment on Schedule 1 hereto; (ii) the aggregate outstanding principal amount of Advances owing to the Assignor by the Borrower, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor from the Borrower on Schedule 1 hereto; and (iii) the Notes, if any, held by the Assignor.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes, if any, referred to in paragraph 1 above and requests that the Agent exchange each such Note from the Borrower for a new Note executed by the Borrower payable to the order of the Assignee or new Notes executed by the Borrower payable to the order of the Assignee and the Assignor, as applicable.

3. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent.  The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4. Upon such acceptance by the Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement that have been assigned to it pursuant to this Assignment and Acceptance and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

5. Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and Commitment Fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes, if any, for periods prior to the Effective Date directly between themselves.

6. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Schedule 1
to
Assignment and Acceptance
Dated __________, 200_

Section  1.

Percentage Interest:                                                                                                __________%
Assignor’s Commitment:                                                                                         $_________

Aggregate Outstanding Principal
Amount of Advances owing to the
Assignor:                                                                                              $_________

Section  2.

Notes, if any,  payable to the order
        of the Assignee

Dated:                      _____________, 200_

Notes, if any, payable to the order
        of the Assignor

Dated:                      _____________, 200_

Section  3.

Effective Date 3:                                                                                                ________, 200_

Section  4.

Lending Office                                                                                           ______________

[NAME OF ASSIGNOR]

By:___________________________
      Title:

[NAME OF ASSIGNEE]

By:___________________________
     Title:

3           This date should be no earlier than the date of acceptance by the Agent.

Accepted this _____ day

of _________________, 200_

SOCIETE GENERALE, as Agent

By:___________________________

      Title:

Agreed to this _____ day

of _____________, 200_ 4

SOCIETE GENERALE, as Agent

By:___________________________

      Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________

     Title:

4           To be included when consent of the Agent and the Borrower is required pursuant to Section 8.07(a)(ii).

EXHIBIT C-2

ASSUMPTION AND ACCEPTANCE

Dated _______________, 200_

Reference is made to the Credit Agreement (364-Day Facility) dated as of July 15, 2008, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Financial Services Corporation (the “Borrower”), the Banks (as defined in the Credit Agreement), and Société Générale, as Agent for the Banks (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

The Borrower and ___________________ (the “Added Bank”) agree as follows:

1. The Borrower has requested the Added Bank to [become a Bank under the Credit Agreement and to accept and make a Commitment under the Credit Agreement in the amounts set forth on Schedule 1 hereto]5 [increase its Commitment under the Credit Agreement to the amounts set forth on Schedule 1 hereto]6 and the Added Bank has agreed to so [become a Bank and accept and make a Commitment under the Credit Agreement in such amounts]7 [increase its Commitment under the Credit Agreement to such amounts].8  The Added Bank agrees, upon the Effective Date of this Assumption and Acceptance, to purchase a participation in any Advances which are outstanding on the Effective Date in the amount determined pursuant to Section 2.05(d) of the Credit Agreement.

2. The Added Bank hereby acknowledges and agrees that neither the Agent nor any Bank (i) has made any representation or warranty, nor assumed any responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; or (ii) has made any representation or warranty, nor assumed any responsibility, with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. Following the execution of this Assumption and Acceptance by the Added Bank and the Borrower, it will be delivered to the Agent for acceptance by the Agent.  The effective date of this Assumption and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4. Upon such acceptance by the Agent, as of the Effective Date, (i) the Added Bank shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, if any, have the rights and obligations under the Credit Agreement that have been assumed by it pursuant to this Assumption and Acceptance.

5. Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the Commitment assumed hereby (including, without limitation, all payments of principal, interest and Commitment Fees with respect thereto) to the Added Bank.

6. This Assumption and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Added Bank and the Borrower have caused this Assumption and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

5           To be used if the Added Bank is not already a Bank under the Credit Agreement.

6           To be used if the Added Bank is already a Bank under the Credit Agreement.

7           To be used if the Added Bank is not already a Bank under the Credit Agreement.

8           To be used if the Added Bank is already a Bank under the Credit Agreement.

Schedule 1

to

Assumption and Acceptance

Dated __________, 200_

Section  1.

Added Bank’s Commitment after
giving effect to this Assumption
and Acceptance:                                                                                                $_________

Section  2.

Effective Date 9:                                                                                                ________, 200_

Section  3.

Lending Office                                                                           ______________

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By:___________________________
      Title:

9           This date should be no earlier than the date of acceptance by the Agent.

[NAME OF ADDED BANK]

By:___________________________
      Title:

Accepted this _____ day

of _________________, 200_

SOCIETE GENERALE

By:___________________________

     Title:

EXHIBIT D

FORM OF OPINION OF COUNSEL FOR CFSC

[Closing Date]

To each of the Banks parties
to the Credit Agreement
(364-Day Facility) dated as of
July 15, 2008, among
Caterpillar Financial Services Corporation,
said Banks, and Société Générale, as Agent,

Re:  Caterpillar Financial Services Corporation

Ladies and Gentlemen:

I am [General Counsel/General Attorney] of Caterpillar Financial Services Corporation, a Delaware corporation (the “Borrower”), and give this opinion pursuant to Section 3.01(d) of the Credit Agreement (364-Day Facility) dated as of July 15, 2008 (the “Credit Agreement”), among the Borrower, the Banks parties thereto, and Société Générale, as Agent for said Banks.  Terms defined in the Credit Agreement are used herein as therein defined.

I have examined the Credit Agreement; the documents furnished by the Borrower pursuant to Article III of the Credit Agreement; the Certificate of Incorporation of the Borrower and all amendments thereto (the “Charter”); and the bylaws of the Borrower and all amendments thereto (the “Bylaws”).  In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials, and agreements, instruments and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

In rendering my opinion, I have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Borrower.

Based upon the foregoing, and subject to the comments and qualifications set forth below, it is my opinion that:

1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify may materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement and its Notes.

2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes to be executed by it are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under (i) the Charter or the Bylaws or (ii) any law, rule or regulation applicable to the Borrower or (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes to be executed by it.

4. The Credit Agreement and its Notes have been duly executed and delivered by a duly authorized officer of the Borrower.  Assuming that the Agent and each Bank party to the Credit Agreement as of the date hereof have duly executed and delivered the Credit Agreement and that each such Bank has notified the Agent that such Bank has executed the Credit Agreement, the Credit Agreement is, the Notes executed and delivered by the Borrower on or prior to the date hereof are, and any other Notes when executed and delivered by the Borrower pursuant to the terms of the Credit Agreement will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

5. There is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which purports to affect the legality, validity or enforceability of the Credit Agreement or any Note or which is reasonably likely to materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement and the Notes to be executed by it.

I express no opinion as to (i) Sections 2.13 and 8.05 of the Credit Agreement, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto to may exercise set-off or similar rights with respect to such participation or that any affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement or the Notes or (ii) Section 2.12(c), 7.05 or 8.04(c), to the extent that any such section may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank, the Agent.

I am qualified to practice law in the State of [_______] and do not purport to be an expert on, or to express any opinion concerning, any laws other than the law of the State of [_______], the General Corporation Law of the State of Delaware and the federal law of the United States.  Insofar as the opinions expressed in paragraphs 2, 3 and 4 above relate to matters which are governed by the laws of the State of New York, I have assumed for purposes of rendering such opinions that the applicable laws of the State of New York are substantially identical to the laws of the State of [_______].

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein.  The opinions expressed herein are being delivered to you as of the date hereof in connection with the transactions described hereinabove and are solely for your benefit in connection with the transactions described hereinabove and may not be relied on in any manner or for any purpose by any other Person, nor any copies published, communicated or otherwise made available in whole or in part to any other Person without my specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Credit Agreement and the Notes, (ii) to your independent auditors and attorneys, (iii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.

Very truly yours,

EXHIBIT E

OPINION OF SPECIAL NEW YORK COUNSEL
TO THE AGENT

[Closing Date]

To the Banks listed on Exhibit A
hereto and to Société Générale,
as Agent

Re:	Caterpillar Financial Services Corporation (the “Borrower”)

Ladies and Gentlemen:

We have acted as special New York counsel to Société Générale (“SG”), individually and as Agent, in connection with the preparation, execution and delivery of the Credit Agreement (364-Day Facility) dated as of July 15, 2008 (“Credit Agreement”), among the Borrower, the Banks party thereto, and SG, as Agent for the Banks.  Terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

(1)           Counterparts of the Credit Agreement, executed by each of the parties thereto.

(2)           The opinion of [__________], internal counsel for Borrower, dated as of the date hereof.

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies.  We have also assumed that each of the Banks and the Agent have duly executed and delivered the Credit Agreement with all necessary power and authority (corporate and otherwise).

To the extent that our opinion expressed below involves conclusions as to the matters set forth in the opinions of counsel referred to in item (2) above, we have assumed without independent investigation the correctness of the matters set forth therein.

Based upon the foregoing examination of documents and assumptions, and subject to the qualifications contained herein, and upon such other investigation as we have deemed necessary, we are of the opinion that the Credit Agreement is, and the Notes executed by the Borrower and delivered on or prior to the date hereof are, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Our opinion above is subject to the following qualifications:

(a) Our opinion above is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order a debtor to perform covenants.  Such principles applied by a court include a requirement that a creditor act with reasonableness and in good faith.

(b) Our opinion above is also subject (i) to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally and (ii) to the effect of any federal or state law, rule or regulation (including any federal or state securities law, rule or regulation) or public policy, to the extent that such law, rule, regulation or public policy limits rights to indemnification.

(c) Our opinion above is limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.  Without limiting the generality of the foregoing, we express no opinion as to (i) the effect of the law of any jurisdiction, other than the State of New York, wherein any Bank may be located or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible, or (ii) whether any of the Banks is “doing business” in the State of New York.

(d) We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to any such party because of such party’s legal or regulatory status, the nature of such party’s business or the authority of any party to conduct business in any jurisdiction.

(e) We express no opinion as to (i) Sections 2.13 or 8.05 of the Credit Agreement insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto may exercise set-off or similar rights with respect to such participation or that any affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement or the Notes; (ii) Sections 2.12(c) or 8.04(c) of the Credit Agreement to the extent that any such section or provision may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank or the Agent; (iii) the first sentence of Section 8.08(b) of the Credit Agreement, insofar as any such provision relates to the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to the Credit Agreement; or (iv) Section 8.11 or the last sentence of Section 8.08(b) of the Credit Agreement.

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein.  The opinion expressed herein is being delivered to you as of the date hereof in connection with the transactions described hereinabove and is solely for your benefit in connection with the transactions described hereinabove and may not be relied on in any manner for any other purpose and may not be relied on for any purpose  by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Credit Agreement and the Notes, (ii) to your independent auditors and attorneys, (iii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.  The opinion expressed herein is based solely on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter to reflect any matters which may hereafter come to our attention, or should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

EXHIBIT A
to the Opinion
of Sidley Austin LLP

Banks

SOCIETE GENERALE
ROYAL BANK OF CANADA

EXHIBIT F

COMPLIANCE CERTIFICATE
CATERPILLAR FINANCIAL SERVICES CORPORATION

To:            The Banks which are parties to the
     Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement (364-Day Facility) dated as of July 15, 2008, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Financial Services Corporation (the “Borrower”), the Banks party thereto, and Société Générale, as agent for the Banks.  Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ______________ of Caterpillar Financial Services Corporation (the “Borrower”).

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4. As required pursuant to Section 5.03(a) of the Agreement, the Borrower’s Leverage Ratio as of the end of the accounting period covered by the attached financial statements, is not greater than 8.5 to 1, as shown below.

(a)           CFSC Consolidated Debt                                                                              $__________
(b)           CFSC’s Consolidated
  Net Worth                                                                                          $__________
  (i)           Stockholders’ equity                                                                      $__________
  (ii)           Accumulated Other Comprehensive Income                                  $__________
(c)           Leverage Ratio (a÷b)                                                                                     $__________

5. As required pursuant to Section 5.03(b) of the Agreement, the ratio of (1) the Borrower’s net earnings before provision for income taxes and Interest Expense to (2) Interest Expense, computed as of the end of the accounting period covered by the attached financial statements, is not less than 1.15 to 1, as shown below.

a.	Net earnings before
income taxes and Interest
Expense $__________
b.	Interest Expense	$__________
c.	Ratio of net earnings
before income taxes and
Interest Expense to
Interest Expenses (a÷b) $__________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 200_.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
      Name:
      Title: